Exhibit 10.1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

***CONFIDENTIAL TREATMENT REQUESTED*** Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

MANUFACTURING, SUPPLY, AND LICENSE AGREEMENT

This Manufacturing, Supply, and License Agreement (the “Agreement”) is made as of April 26, 2012 (the “Effective Date”) by and between Arius Pharmaceuticals, Inc. (a wholly-owned subsidiary of BioDelivery Sciences International, Inc.), a Delaware corporation with an office at 801 Corporate Center Drive, Suite 210, Raleigh, North Carolina 27607 USA (“BDSI”), and LTS LOHMANN Therapie-Systeme AG, a limited liability company organized and existing under the laws of Germany, having its executive offices and principal place of business at Lohmannstrasse 2, 56626 Andernach, Germany (“LTS”). BDSI and LTS are sometimes referred to collectively herein as the “Parties” or singly as a “Party.”

R E C I T A L S

WHEREAS, BDSI or an Affiliate thereof intends to distribute the Product (as hereinafter defined) or permit the BDSI Licensee, or distributor thereof to distribute the Product; and

WHEREAS, LTS is presently engaged in the production of similar products; and

WHEREAS, the Parties have entered into a Process Development Agreement on December 15, 2006 (the “PDA”); and

WHEREAS, BDSI desires to contract with LTS for the manufacture and supply of Products and to purchase such Products from LTS and, contingent, a back-up supplier;

WHEREAS, LTS wishes to supply such requirements in return of an adequate compensation, all upon the terms and conditions hereinafter contained; and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions.

In addition to the capitalized terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meaning set forth below. Any capitalized terms not defined herein shall have the meaning as defined in the PDA.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

1.1	“Active Principle” means fentanyl, which for purposes of the Products to be manufactured by LTS hereunder, shall be as specified in accordance with the specifications therefor attached hereto as Exhibit A.

1.2	“Affiliate” means, with respect to a Party:

(a)	Any company or other entity of which such Party as of the effective date:

(i)	directly or indirectly owns more than fifty percent (50%) of the stock or other equity interest entitled to vote for the election of directors of such company or

(ii)	otherwise has voting control over such entity;

(b)	Any company or other entity of which such Party has the power to appoint more than half the members of the board of directors or boards legally representing the undertaking;

(c)	Any entity which, directly or indirectly, has the powers described in paragraphs a. or b. with respect to a Party (a “Parent”); or

(d)	Any entity over which a Parent of a Party has the powers described in paragraphs a. or b.

1.3	“API” means active pharmaceutical ingredient.

1.4	“Authority” means the relevant governmental or regulatory body whose approval is required to sell a Product in a particular country of the Territory.

1.5	“Aveva” means Aveva Drug Delivery Systems, Inc.

1.6	“Back-up Trigger” means ***.

1.7	“BEMA” means BDSI’s proprietary bioerodible, mucoadhesive multi-layer polymer film technology.

1.8	“BEMA Fentanyl Product” means the product(s) utilizing the BEMA technology that contain fentanyl as its sole API.

1.9	“BDSI Licensee” shall mean any Third Party to whom BDSI or any Affiliate thereof has granted rights to use, sell, offer for sale, and/or distribute any Product, and which may include, but shall not be limited to, Meda AB, KUNWHA Pharmaceutical Co., Ltd., TTY Biopharm Co., Ltd.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

1.10	“Certificate of Analysis” means a certificate issued by a supplier which states the Specifications for the Product and, if issued by the raw material supplier, raw material therefor and indicates the final release test results and includes documentation of any batch deviations. “LTS Certificate of Analysis” means a certificate issued by LTS on the finished Product which will indicate the final release test results and include documentation of any batch deviations.

1.11	“Commercially Reasonable Efforts” means ***.

1.12	“Control” or “Controlled” means, with respect to any Patents or other intellectual property, the legal authority or right (whether by ownership, license or otherwise) of a party to grant a license or a sublicense of or under such Patents or other intellectual property, without breaching the terms of any agreement with, or misappropriating the proprietary or trade secret information of, any Third Party.

1.13	“Demonstration Samples” means BEMA-based products, lacking API, used to demonstrate the manner in which the BEMA Fentanyl Product is packaged and used, and labeled “demonstration samples, for demonstration purposes only,” as such product(s) is(are) further described in the Product Specifications and Packaging Specifications.

1.14	“European Countries” means the countries specified in Exhibit B attached hereto.

1.15	“Forecast” means a written forecast describing BDSI’s anticipated requirements with respect to Products for a given time period, including the proposed delivery schedule with respect to such Products.

1.16	“GMP” means, as relevant to the Products, the principles and guidelines of good manufacturing practice as contained (a) with respect to any Product intended for use or sale in the European Union, in either directive 91/356/EEC (medicinal products for human use) or directive 91/412/EEC (medicinal products for veterinary use), as such principles and guidelines are interpreted and expanded in “The Rules Governing Medicinal Products in the European Community, Volume IV. Good Manufacturing Practice for medicinal Products” and/or amended from time to time, and any reasonably equivalent successors to such guidelines and principles or (b) with respect to Product intended for use or sale in any other portion of the Territory, any equivalent guidelines or regulations.

1.17	“Governmental Approval” means all permits, licenses, approvals, and authorizations required by any governmental or regulatory authority as a prerequisite to the manufacturing, marketing or selling of the BEMA Fentanyl for human therapeutic use in the Territory.

1.18	“Launch Stocks” shall mean the quantities of stocks of the BEMA Fentanyl Product and Demonstration Samples ordered by BDSI under this Agreement to support the commercial introduction of the BEMA Fentanyl Product in any country of the Territory.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

1.19	“Manufacturing Improvement” means any discovery, inventions, know-how, trade secret, technique, methodology, modifications, improvements, works of authorship, designs, data, or modifications (whether or not protectable under patent, copyright, trade secrecy, or similar laws) with respect to the Process including each of the following resulting from any of the foregoing: any patent applications, and rights to file patent applications patents issuing thereon, and all continuations, continuations-in-part, reissuances, divisions, extensions, and foreign counterparts resulting from any of the foregoing that are developed or conceived by either Party (or any Affiliate thereof) as a result of LTS’ manufacture of Products under this Agreement.

1.20	“Net Sales” means ***.

1.21	“Order” means a written purchase order for the Products, which order shall include a delivery schedule specifying the requested delivery date and quantity for each Product ordered. ***.

1.22	“Packaging Specifications” means the specifications for the packaging of Products, which, with respect to Products supplied for use in clinical trials, shall be agreed upon by the Parties in each case on short notice and which, with respect to Products supplied for commercial use or sale in the Territory are described in Exhibit C, attached hereto and incorporated herein by reference, as they may be amended pursuant to this Agreement following qualification and validation, which specifications shall be reasonably consistent with the form of BEMA Fentanyl Product and labeling therefor approved in the applicable Governmental Approval(s) in the Territory. If and as the Packaging Specifications for Products for commercial use or sale are amended pursuant to this Agreement, the existing Exhibit C shall be amended to reflect such changes, and such amended Exhibit C shall be provided to LTS by BDSI and shall be deemed to be part of this Agreement.

1.23	“Patents” means all patents and patent applications, and patents issuing thereon which are necessary or useful for the use, development, sale, or manufacturing of a Product and all continuations, continuations-in-part, re-issuances, divisions, foreign counterparts, and extensions of any of the foregoing.

1.24	“Placebo” means a BEMA-based product(s) that does not contain API, intended for use in preclinical testing and clinical studies concerning the BEMA Fentanyl Product, as such product(s) is(are) further described in the Product Specifications and Packaging Specifications.

1.25	“Process” means ***.

1.26	“Product” or “Products” means BEMA Fentanyl Products, Placebos, Demonstration Samples.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

1.27	“Purchase Price” for each Product is the corresponding amount set forth on Exhibit D, as such amount may be amended from time to time in accordance with this Agreement ***.

1.28	“Product Specifications” means the manufacturing specifications, quality and quality control for the applicable Product, which, with respect to Products supplied for use in clinical trials, shall be agreed upon by the Parties in each case on short notice, and which, with respect to Products supplied for commercial use or sale are described in Exhibit E, attached hereto and incorporated herein by reference, as they may be amended pursuant to this Agreement following qualification and validation, which specifications shall be reasonably consistent with the form of BEMA Fentanyl Product and labeling therefore approved in the applicable Governmental Approval(s) in the Territory. If and as the Product Specifications for Products for commercial use or sale are amended consistent with this Agreement, the existing Exhibit E shall be amended to reflect such changes, and such amended Exhibit E shall be provided to LTS by BDSI and shall be deemed to be part of this Agreement.

1.29	“QAA” means quality assurance agreement to be concluded between the Parties to allocate the responsibilities with regard to quality aspects.

1.30	“Territory” means all countries world-wide with the exception of the United States of America (U.S.A.), its territories and protectorates, and Canada.

1.31	“Third Party” means any entity other than a Party or any Affiliate of a Party.

1.32	“Technology”:

“LTS Technology” shall mean all discoveries, Manufacturing Improvements, inventions, know-how, trade secrets, techniques, methodologies, modifications, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or other similar laws), that is conceived, discovered, developed, generated, created, made or reduced to practice or tangible medium of expression solely by employees or consultants of LTS, or otherwise Controlled by LTS and any Patents Controlled by LTS claiming any of the foregoing.

“BDSI Technology” shall mean all discoveries, Product improvements arising from this Agreement, inventions, know-how, trade secrets, techniques, methodologies, modifications, works of authorship, designs and data (whether or not protectable under patent, copyright, trade secrecy or other similar laws), that is conceived, discovered, developed, generated, created, made or reduced to practice or tangible medium of expression solely by employees or consultants of BDSI, or Controlled by BDSI and any Patents Controlled by BDSI claiming any of the foregoing.

1.33

“Valid Claim” means a claim of any issued, unexpired, granted patent that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction from which no further appeal can be taken,

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

and that has not been explicitly disclaimed, or admitted by any licensor or owner of such patent in writing to be invalid or unenforceable or of a scope not covering a Product (or its manufacture or use) through reissue, disclaimer or otherwise.

2.	Effectiveness; Term.

This Agreement shall be effective for a period beginning on the Effective Date and, subject to any termination or extension undertaken in accordance with this Agreement, continue until the *** anniversary of the first commercial sale of the Product by BDSI, an Affiliate thereof, any BDSI Licensee, or any distributor thereof in the Territory (the “Initial Term”). Unless sooner terminated in accordance with Section 19, this Agreement shall be automatically renewed following the Initial Term for successive terms of *** years each, subject to termination by either Party upon written notice to be given not less than *** year prior to the end of the Initial Term or to the commencement of any *** renewal term.

3.	Testing and Registration of the Product.

3.1	BDSI shall, as between LTS and BDSI, be responsible for obtaining Governmental Approval of the Product for human therapeutic use with the proper health, customs and other authorities. BDSI shall keep LTS reasonably and regularly informed as to the status of all such approvals and applications therefore, and shall notify LTS in writing promptly upon receipt by BDSI, its Affiliate, or a BDSI Licensee of each Governmental Approval to market the Product commercially for human therapeutic use in the Territory. BDSI may employ the help of its Affiliates or BDSI Licensee(s) during the process.

3.2	LTS shall provide to BDSI information regarding LTS’ manufacturing facilities, methods and process controls for the manufacture of the Product, and will reasonably assist BDSI thereof in compilation of information for the chemistry, manufacturing and control documentation which BDSI reasonably determines in good faith is needed for completion of the regulatory filings. In the event that LTS reasonably determines that any such information constitutes proprietary, confidential, or trade secret information belonging to LTS, LTS shall, without limitation of BDSI’s rights (or LTS’ obligations) under Sections 4 and 15, be entitled to provide such confidential information directly to the competent regulatory authority, provided that, in the event LTS elects to provide such information directly, LTS shall do so as quickly as reasonably possible.

3.3	Upon request, each Party shall provide the other Party with a status update with regard to any audit or inspection conducted by any governmental or other regulatory authority which relates directly to the Products or the manufacture thereof.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

4.	Supply.

4.1	Subject to the terms of this Agreement, LTS shall employ its Commercially Reasonable Efforts to supply Products to BDSI for use or sale in the Territory. Except as permitted by, and subject to, Section 14, (i) LTS shall be the sole and exclusive supplier of the Products to BDSI for sale in the Territory during the term of this Agreement and BDSI shall purchase solely from LTS all of BDSI’s requirements for Products to be sold in the Territory and (ii) BDSI shall not manufacture or have manufactured on its behalf any Products for sale in the Territory outside the scope of this Agreement.

4.2	The manner and style of the labeling, packaging, and trade dress of the Products shall be as described in the Packaging Specifications. ***. LTS shall use BDSI’s specified labeling (and only such labeling) on the Products. For the avoidance of doubt, BDSI shall be solely responsible for the contents of any product label and LTS shall not be responsible in any manner, including but not limited to any provision of this Agreement, for any error, mistake, violation of any applicable law, rule, regulation or guideline or any other problem with the content of the label as specified by BDSI unless LTS does not follow label instructions provided by BDSI. Any *** change or modification to a Product’s label or packaging shall be implemented by LTS as soon as reasonably practicable. BDSI shall reimburse LTS for the reasonable, documented total direct costs of any Product labels or packaging rendered obsolete by such change and for reasonable, documented costs for the change or modification to a Product’s label or packaging.

4.3	BDSI may from time to time place binding written purchase orders for batches of BEMA Fentanyl Products, Demonstration Samples, and Placebos to be used for clinical studies (“Clinical Supply Orders”). BDSI may only place orders in multiples of the full batch sizes set forth on Exhibit F. Such purchase orders shall only be binding upon written confirmation by LTS within *** of receipt, provided that, notwithstanding foregoing, LTS’ obligation to deliver Product under this Agreement pursuant to orders placed in accordance with this Agreement shall remain unaffected. LTS shall confirm all such orders within *** of receipt. Clinical Supply Orders shall be placed reasonably, but at least *** in advance of the requested date of delivery subject to the terms of this Agreement. LTS agrees to use Commercially Reasonable Efforts to deliver according to the delivery schedule contained in any Clinical Supply Order. No terms and conditions contained in any Clinical Supply Order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by either Party shall be effective to the extent they are inconsistent with, modify or add to the terms and conditions contained herein.

4.4

As further depicted in Exhibit G, BDSI shall place Orders for Launch Stocks on a date not less than *** before the first and on a country-by-country basis each subsequent intended date of commercial launch of the BEMA Fentanyl Product in the Territory (the “Date for Launch”) (notwithstanding that such date may not be capable of determination at the time for the order). BDSI may only place Orders in multiples of the full batch sizes set forth on Exhibit F. Such Orders shall only be binding upon written confirmation by LTS within *** of LTS’ receipt of such Order, provided that, notwithstanding foregoing,

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

LTS’ obligation to deliver Product under this Agreement pursuant to orders placed in accordance with this Agreement shall remain unaffected. LTS shall confirm all such orders within *** of receipt. LTS shall use Commercially Reasonable Efforts to deliver the BEMA Fentanyl Product and Demonstration Samples in accordance with all Orders made in accordance with this Agreement.

4.5	Within *** following submission of the initial application for Governmental Approval in the Territory with respect to the BEMA Fentanyl Product, BDSI shall provide LTS with a non-binding Forecast of BDSI’s requirements for the BEMA Fentanyl Product for the *** period following receipt of the anticipated Governmental Approval. The Forecast shall be updated monthly until the date on which BDSI places an Order for Launch Stocks. Except as otherwise provided herein, all Forecasts made hereunder shall, except as further described below, be nonbinding and made to assist LTS in planning its production.

4.6	As further depicted in Exhibit G, all Orders for Products other than Clinical Supply Orders and Orders for Launch Stocks (“Commercial Supplies”) shall be governed by this Section 4.6:

(a)	BDSI shall, not less than *** before the beginning of each calendar quarter, give LTS:

(i)	Its Order for Commercial Supplies to be delivered to BDSI during that calendar quarter and,

(ii)	a Forecast for the following *** calendar quarters.

(b)	BDSI may only place Orders for Commercial Supplies in multiples of the full batch sizes set forth on Exhibit F. Such Orders shall only be binding upon written confirmation by LTS within *** of LTS’ receipt of such Order, provided that, notwithstanding foregoing, LTS’ obligation to deliver Product under this Agreement pursuant to orders placed in accordance with this Agreement shall remain unaffected. LTS shall confirm all such orders within *** of receipt. Notwithstanding the foregoing, BDSI shall have no obligation to deliver Forecasts pursuant to this Section 4.6 until it places an Order for Launch Stocks.

(c)	LTS shall not be obligated to accept Orders for a calendar quarter to the extent, in the aggregate, they exceed by more than *** the amounts forecasted for that quarter in the previous Forecast. However, LTS shall make Commercially Reasonable Efforts, but not be obligated, to also deliver such exceeding quantities.

(d)	LTS shall deliver according to the proposed delivery schedule contained in any Order.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

(e)	The Parties will discuss delivery and scheduling issues as necessary.

(f)	Each Forecast shall be deemed a binding commitment of BDSI to purchase in the first calendar quarter thereof (i.e. the first quarter following the quarter covered by the accompanying Order) at least *** of the quantity of Products set forth with respect to such *** calendar quarter. The order quantities for Launch Stocks shall be deemed a binding commitment of BDSI to purchase *** percent *** of such quantities of Products.

(g)	Shipment by LTS a quantity of the Product that is within plus or minus *** percent *** of the amount specified in BDSI’s Order, and a delivery date that is within plus or minus *** of such Order’s requested delivery date, shall constitute compliance with LTS’ delivery obligations hereunder. LTS shall only invoice BDSI for actually delivered amounts.

(h)	No terms and conditions contained in any Order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by either Party shall be effective to the extent they are inconsistent with, modify or add to the terms and conditions contained herein.

4.7	In the event LTS (i) has properly followed all procedures, processes, and protocols for the manufacture of Product, including those provided in the Product Specifications or any regulatory approvals or legal requirements, (ii) has used Commercially Reasonable Efforts to manufacture Products that will conform to the Product Specifications, and (iii) reasonably determines that a batch of Product does not conform to the Product Specifications (“OOS Batch”) and would, if shipped, constitute Defective Product the Parties agree to the following:

(a)	BDSI shall bear the total reasonable, documented *** costs for the first OOS Batch of each *** consecutive batches of Product manufactured under this Agreement (regardless of size or country destination);

(b)	LTS shall bear such total *** costs for all other OOS Batches in any *** consecutive batch series of batches of Product manufactured under this Agreement; and

(c)

If LTS incurs *** costs for *** or more OOS Batches *** within any *** consecutive batch series of batches of Product in accordance with subsection (b) above (i.e. before BDSI is obliged to cover again any *** costs under subsection (a)), in accordance with this Section 4.7, then, upon written notice from either Party to the other Party, the Parties shall enter into good faith discussions about the continuation of the manufacture of the Product at LTS. Should the Parties not reach a definitive agreement on all terms and all conditions reasonably necessary for the continuation the manufacture of Product at LTS in light of the frequency of OOS Batches or changes to Product Specifications or manufacturing processes

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

required to sufficiently reduce such frequency of OOS Batches, then either Party shall have the right to terminate the Agreement on *** days written notice to the other Party. Notwithstanding anything to the contrary, the Parties agree that (i) each *** consecutive batch series of batches of Product including one (or more) OOS Batch(e)s referenced in the preceding sentence shall not include any batches of Product included in any prior or subsequent *** consecutive batch series of Product including any OOS Batch(es) (i.e. no “*** consecutive batch series of batches of Product” may overlap by including the same batch of Product in *** such series for purposes of this Section 4.7), (ii) the first “*** consecutive batch series of batches of Product” under this Section 4.7 shall begin with the first OOS Batch, and (iii) each subsequent “*** consecutive batch series of batches of Product” shall begin with the first OOS Batch occurring following the tenth batch of the previous “*** consecutive batch series of batches of Product.

For purposes of clarification, but not limitation, the rights and obligations of the Parties under this Section 4.7 shall be in addition to, and without limitation of, any rights or obligations either Party may have in the event of a Back-up Trigger or with respect to any Back-up Supplier.

4.8	Within *** of the date of delivery of a Defective Product, LTS will replace such Defective Products and deliver them at no additional costs for BDSI as soon as reasonably possible, provided that (i) BDSI supplies the necessary quantities of Active Principle to LTS according to Section 5 and (ii) if LTS is not able to replace such Defective Products with Products that are not Defective Products within a reasonable period of time following notification of such Defective Product (and despite reasonably adequate quantities of Active Principle), LTS shall, upon BDSI’s request and instead of the replacement referenced above, promptly refund any amounts actually paid by BDSI with respect to such Defective Product. “Defective” shall mean any Product not manufactured in accordance with, or otherwise not complying with, the Product Specifications, Packaging Specifications or GMP, subject to BDSI having had appropriate and correct storage at all times according to the storage specifications, after the Product has been delivered by LTS.

4.9	BDSI shall, to the extent reasonably possible or feasible, return to LTS, at LTS’ cost, any Products rejected properly in accordance with this Section 4 and the QAA. The Parties shall jointly agree on the most efficient and cost-effective way of replacement or destruction prior to BDSI taking action.

4.10

In addition to any changes to Packaging Specifications effected pursuant to Section 4.2, in the event a Party desires any change to the Product Specifications, or suppliers of raw materials, such Party shall provide written notice thereof to the other Party, and LTS shall, upon its written confirmation, in accordance with the QAA, and, in the case of such changes proposed or requested by LTS, BDSI’s written agreement to such change except to the extent such change is permitted without BDSI’s written agreement according to the QAA, implement any such requested change as soon as reasonably possible or, if later,

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

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the date specified by BDSI for the implementation of such change, provided, however, that such changes will not have any effect or implications on the regulatory approval or status. BDSI shall reimburse LTS for the reasonable, documented total direct costs resulting from such change to the Product Specifications or a raw material supplier. In case new GMP requirements trigger such a change to Product Specifications or BDSI wishes a change to the Product Specifications that requires LTS to make additional investments in its facility, LTS shall also have the right, to change the Purchase Price, after discussion with, and subject to written agreement of, BDSI, to reflect such increased costs. The price caps of Section 7 shall not apply in such case.

4.11	BDSI shall reimburse LTS for the reasonable, documented total direct cost of any Product ***. LTS shall only be entitled to a reimbursement for raw materials / packaging materials for the next *** of a Forecast. For avoidance of doubt, in case of such changes implemented by LTS on request of BDSI, BDSI shall remain obligated to compensate LTS for any binding Orders placed by BDSI according to Sections 4.3, 4.4 and/or 4.6.

5.	Supply of Active Principle.

5.1	BDSI shall itself or through a Third Party manufacturer provide LTS with such quantities of Active Principle, conforming to the Active Principle Specifications, as are reasonably sufficient to enable LTS’ to manufacture and supply Products in a timely manner in accordance with this Agreement ***.

5.2	BDSI shall provide, or require any Third Party manufacturer of Active Principle, to provide all necessary export/import licenses, if any, appropriate Certificates of Analysis to LTS for each shipment of Active Principle delivered hereunder. BDSI shall promptly advise LTS of any material safety or toxicity problem of which BDSI becomes aware regarding the Active Principle to be provided hereunder or materials used in the manufacture of the Active Principle to be provided hereunder.

5.3	LTS shall have the right to audit BDSI, its Affiliates or agreed upon third parties (which approval shall not be unreasonably withheld) as applicable for the appropriate manufacturing process for Active Principle and current GMP at reasonable times on reasonable notice.

5.4	In addition, BDSI or its approved vendor, if applicable is and shall continue to be available for governmental inspection if an Authority so requests.

5.5	BDSI acknowledges that LTS’ obligation to supply Product shall be subject to BDSI providing the necessary amounts of Active Principle to LTS according to this Section 5. LTS shall be deemed not to be in breach of this Agreement if any failure to comply with its obligations arising out of this Agreement is caused by any non-delivery or late delivery or delivery of defective Active Principle.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

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5.6	Each party shall promptly advise the other of any safety or toxicity problem of which either party becomes aware regarding the Active Principle or materials used in the manufacture of the Active Principle.

6.	Quality; Regulatory.

6.1	LTS warrants that all Products supplied pursuant to this Agreement shall on the date of delivery have been manufactured in accordance with the Product Specifications, Packaging Specifications and all legal and regulatory requirements at the place of manufacture (including, but not limited to, those included in applicable Governmental Approvals) and GMP. The Product Specifications may be amended only with the prior written consent of LTS which shall not unreasonably be withheld.

6.2	LTS shall, as soon as reasonably possible, provide written notice of any significant changes proposed by LTS to the method of manufacture of the Products. Product(s)-related changes shall be subject to BDSI’s prior written consent not to be unreasonably withheld. The time and costs for implementing such changes shall be reasonably agreed between the Parties.

6.3	LTS shall provide BDSI (or its designee) with LTS’ Certificates of Analysis with respect to all deliveries of the Products, as customary in the pharmaceutical industry and consistent with any applicable legal or regulatory requirements, and with manufacturing and export documents as necessary for

(i)	import and export of the Products and

(ii)	compliance with all applicable regulatory requirements. LTS shall keep complete, accurate and authentic accounts, notes, data and records of the work performed by it under this Agreement and shall maintain complete and adequate records pertaining to the methods and facilities used by it for the manufacture, processing, testing, packing, labeling, holding and distribution of Products in accordance with the applicable regulations.

6.4	LTS shall be responsible for handling and responding to any governmental or regulatory agency inspections with respect to manufacturing of Products during the term of this Agreement. To the extent available to LTS, LTS shall as soon as is reasonably possible, provide to BDSI copies of any

(a)	request or inquiry made by any regulatory agency with respect to Products or their manufacture or storage and

(b)

any response thereto or information provided in response with respect to the foregoing, provided that, to the extent reasonably practicable and permissible under any relevant contracts between LTS and Third Parties, BDSI shall be

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

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provided an opportunity to review and comment on any and all such responses. LTS shall use Commercially Reasonable Efforts to

(i)	advise BDSI of any requests by any governmental or regulatory authority(ies) for any inspections with respect to the manufacturing of Products and

(ii)	provide BDSI with copies of any relevant correspondence related thereto in due time.

6.5	LTS and BDSI shall in due time negotiate and agree in good faith upon an appropriate Quality Assurance Agreement (according to EU-GMP Legislation Art. 12 2003/94/EC, related national laws such as § 9 AMWHV). In the event the terms of this Agreement and the Quality Assurance Agreement conflict, the terms of this Agreement shall govern. In furtherance of LTS’ efforts in quality assurance and subject to a separate commercial agreement, if executed by the parties, LTS shall also perform any ongoing stability testing.

6.6	Nothing in this Agreement, however, shall be construed as limiting the right of LTS to develop and/or manufacture for Third Parties any product, other than a Product, developed by LTS and/or a Third Party independently of BDSI or the BEMA technology, whether or not such product contains the Active Principle, or is used for the same indication as Product, provided that the foregoing shall not be construed as any license, grant of rights, or covenant not to sue for the benefit of LTS or any Third Party with respect to any of the BDSI Technology or any other patents or intellectual property rights of BDSI.

7.	Purchase Price; Supply Payment.

7.1	Payment of the Purchase Price (Exhibit D) shall be made in Euros by BDSI within *** of receipt of

(a)	Products (other than Defective Products) delivered in accordance with this Agreement and

(b)	a written invoice for Products (other than Defective Products) supplied under this Agreement.

7.2

The Purchase Price for the Product shall be reviewed by the Parties prior to *** of the Effective Date, and such price may be modified by written agreement of the Parties to take effect not less than ***. Any price increase sought by LTS shall be substantiated by LTS to BDSI by LTS documenting LTS’ various cost increase factors for the Product, and no price increase proposed or requested by LTS shall exceed more than *** of the previously-effective Purchase Price. Should LTS, due to increases in LTS’ manufacturing

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with

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costs for Products or due to increasing raw material costs resulting from unforeseen circumstances beyond LTS’ reasonable control, require a Purchase Price increase of more than *** of the previously-effective Purchase Price, such increase shall be subject to BDSI’s written agreement not to be withheld unreasonably and BDSI shall have, in addition to the rights set forth above, the right to have the Purchase Price reviewed by an independent Certified Public Accountant reasonably acceptable to LTS acting in confidence and retained by BDSI at BDSI’s expense, for purposes of confirming such unforeseen circumstances.

7.3	Payments not made in due time shall from the date of being overdue on until finally paid bear interest at a rate of ***, applying on the specific date when the payment has become due or on the first business day thereafter.

7.4	Notwithstanding the foregoing, LTS shall not be obliged to continue manufacturing/ deliveries if BDSI is more than *** in arrears for payments due. In such case, LTS shall not be obliged to resume manufacturing/deliveries until all open payments are made by BDSI.

8.	Delivery, Title and Risk.

8.1	Delivery of the Products shall be effected ***, at which time all risk of loss and damage to the Products shall pass to BDSI, its Affiliates, or a BDSI Licensee, and BDSI, its Affiliates, or a BDSI Licensee shall carry out all customs and export clearances necessary for the shipment, export, and import of Products out of and/or into any jurisdiction and obtain, at its own expense, any export or import license or other governmental or regulatory approval required for exportation and/or importation into and/or out of any jurisdiction.

8.2	BDSI shall ascertain that either BDSI, its Affiliates, or a BDSI Licensee or their designees shall be responsible for final release of the Products to the marketplace in accordance with the applicable QAA.

9.	Product Recall.

9.1	During the term of this Agreement, each Party shall promptly inform the other by telephone and in writing in the event any circumstances occur which may precipitate a possible or actual recall, withdrawal, or field correction of any Product (a “Product Recall”). LTS shall not be entitled to effect any Product Recall with respect to Products in the Territory without BDSI’s prior written consent, provided that, notwithstanding the foregoing, LTS may effect any Product Recall required to comply with any regulatory or legal requirements, guidelines, directives, orders, or injunctions if such a Product Recall is not effected within a commercially reasonable period of time by BDSI or any Affiliate, licensee or distributor thereof. At BDSI’s expense, which shall be reasonable and documented, LTS shall reasonably cooperate with BDSI and follow BDSI’s reasonable instructions in connection with any Product Recall.

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9.2	All costs and expenses (including reasonable attorneys’ fees) related to any Product Recall, including any costs of notification, destruction or return, shall be the sole responsibility of BDSI, and BDSI shall indemnify and hold harmless LTS and its Affiliates for any damages, claims, costs and expenses (including reasonable attorneys’ fees) arising out of any such recall or withdrawal, unless and to the extent any Product Recall is or must be initiated as a result of LTS’ delivery of Defective Products in which case LTS shall bear all reasonable, documented direct costs and expenses, including reasonable attorney’s fees, and LTS shall, to the scope and extent of the insurance coverage set forth on Exhibit I, indemnify and hold harmless BDSI and its Affiliates for any damages, claims, costs and expenses (including reasonable attorneys’ fees), arising out of any such Product Recall, provided that LTS’ liability under this Section 9.2 shall not exceed the insurance coverage amounts set forth on Exhibit I.

10.	Product Approval Assistance; Additional Process Development Activities.

LTS shall, as reasonably requested by BDSI, at BDSI’s cost and expense as quoted by LTS in a commercially reasonable price quotation, reasonably assist BDSI’s or any BDSI Licensee’s efforts to obtain and maintain any Governmental Approvals.

11.	Inspections; Audit.

LTS agrees to perform or has performed in accordance with the provisions of this Agreement and ensure the adequacy BDSI’s supply of Products, LTS agrees to allow BDSI or, upon signing of a reasonably proper confidentiality agreement with LTS, an agent or designee of BDSI, upon reasonable prior notice and at BDSI’s expense, to periodically inspect or audit LTS’ facility(ies), technical, quality assurance and quality control records relating specifically to the supply of Products to be provided pursuant to this Agreement, such inspection and verification to occur during normal business hours, at BDSI’s sole expense and subject to Section 18 of this Agreement.

12.	Intellectual Property.

12.1	LTS acknowledges that LTS shall not have any right to BDSI Technology (or any part thereof) under this Agreement except to the extent necessary to manufacture and supply Products on behalf of BDSI under this Agreement. Title to the BDSI Technology and any other intellectual property, patents or patent applications of BDSI shall at all times remain vested in BDSI.

BDSI acknowledges that BDSI shall not have any right to LTS Technology (or any part thereof) under this Agreement except to the extent agreed upon in this Agreement. Title to the LTS Technology and any other intellectual property, patents or patent applications of LTS shall at all times remain vested in LTS.

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12.2	No right or license is granted or deemed to be granted hereunder or in connection herewith, by estoppel or otherwise, with respect to the LTS Technology or the BDSI Technology other than the express licenses set out in this Agreement and the grant of any licenses and/or the utilization of the LTS Technology or the BDSI Technology shall neither transfer to, nor create in favor of the other Party any right of ownership therein.

12.3	All Manufacturing Improvements shall be owned by LTS and LTS shall have the sole proprietary rights to any Manufacturing Improvements. BDSI hereby assigns any of its right, title, or interest in or to all Manufacturing Improvements under this Agreement to LTS. Without limitation of LTS’ rights to LTS’ intellectual property licensed under Section 15, as limited by the licenses granted thereunder, BDSI shall have the sole proprietary right to the Product and any improvements made to the Product by LTS. LTS hereby assigns any of its right, title, or interest in or to the Product under this Agreement and improvements made to the Product by LTS to BDSI. Each Party agrees to take any and all actions, and to cause its Affiliates, employees, and contractors to take any and all actions, reasonably requested by the other Party to affect the purposes of the foregoing, including but not limited to the execution of patent assignments or affidavits.

13.	Patent Infringement.

13.1	Each Party will promptly notify the other Party if it receives notice that the Process, the Product, or the manufacture or use of any Product infringes or allegedly infringes the proprietary rights of any Third Party. Subject to the indemnification procedures set forth herein, the Parties will determine what action, if any, should be taken.

13.2	Subject to the procedures and requirements set forth in Section 20.5, BDSI shall indemnify, defend, and hold LTS, its managing directors, directors, officers, employees, Affiliates and agents harmless with regard to any out-of-pocket expenses (such out-of-pocket expenses shall be considered to include royalties and damages, as well as legal expenses and settlement payments) incurred, assessed or sustained by LTS as a result of a Third Party claim that the Product infringes the intellectual property rights of a Third Party.

13.3

Subject to the procedures and requirements set forth in Section 20.5, LTS shall indemnify, defend, and hold BDSI its directors, officers, employees, Affiliates, agents, licensees, and representatives (collectively, “BDSI Indemnitees”) harmless *** with regard to any out-of- pocket expenses (such out-of-pocket expenses shall be considered to include royalties and damages, as well as legal expenses and settlement payments) incurred, assessed or sustained by any BDSI Indemnitee as a result of a Third Party claim ***

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(“BDSI Infringement Claim”)) provided that such indemnification shall be ***.

14.	Back-up Supplier.

14.1	Except as contemplated by Section14.2, LTS shall be the sole and exclusive supplier of the Products for sale in the Territory during the term of this Agreement. Notwithstanding anything to the contrary, and without limitation of BDSI’s rights under Section 14.2, BDSI may in its discretion and at its own cost and responsibility qualify an alternative, back-up to LTS, source of supply (“Back-up Supplier”) for Products in the Territory during the term of this Agreement; for purposes of clarification, but not limitation, BDSI, any Affiliate thereof, any BDSI Licensee, Aveva, or any other Third Party may constitute a Back-up Supplier.

14.2	The qualification of the Back-up Supplier shall not be construed to give BDSI any right to order Products from the Back-up Supplier for sale in the Territory during the term of the Agreement except as provided in this Section 14.2. However, BDSI shall have the right, notwithstanding anything to the contrary (including but not limited to the exclusive supply provisions of Section 4.1), to (i) order and purchase Products from a Back-up Supplier (including, for purposes of clause (b) below, Aveva), and/or have a Back-up Supplier (including, for purposes of clause (b) below, Aveva) manufacture and supply Products on behalf of BDSI, or (ii) manufacture Products for its own benefit (such right, the “BDSI Back-up Right”) in case a Back-up Trigger has occurred.

BDSI shall pay all royalties owed to LTS under this Agreement with respect to any Products procured from any Back-up Supplier and provide LTS in a timely manner with documents showing all quantities ordered from any Back-up Supplier. BDSI’s failure to comply with the foregoing sentence shall be deemed a material breach of this Agreement. In such a case LTS shall, subject to the provisions of Section 19.3 and BDSI’s opportunity to cure thereunder, be entitled to terminate this Agreement and all license obligations hereunder.

14.3	In the situation where LTS is not able to supply Product, or LTS anticipates that it will be unable to supply Product to BDSI in satisfaction of BDSI’s Orders or Forecasts, LTS shall:

(a)	inform BDSI in a timely manner about such situation and the details causing such situation; and

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(b)	provide BDSI with a reasonable estimate of the length and extent of production interruption or other issue affecting LTS’ satisfaction of BDSI’s Product demand.

LTS shall inform BDSI immediately when it is again able, after any particular effectiveness of BDSI’s Back-up Right under Section 14.2(a), to again manufacture and supply Products to BDSI in accordance with this Agreement (the date on which LTS is able to so manufacture and supply Products hereunder, the “Resumption Date”).

14.4	Following the Resumption Date, BDSI shall order Products again exclusively from LTS, provided that, if BDSI continues to have obligations to any Back-up Supplier (or with respect to BDSI’s own manufacture of Products under the Back-up Right) entered into in connection with the exercise of the BDSI Back-up Right having an effect lasting after the Resumption Date, BDSI will be entitled to continue to satisfy any such obligations to Back-up suppliers and will purchase a minimum portion of *** percent ***, of BDSI’s requirements of Product from LTS pursuant to this Agreement until such time as such obligations have been satisfied, provided that BDSI shall use reasonable efforts to limit any such obligations to Back-Up Suppliers.

15.	Grant of Licenses; Release.

15.1	LTS hereby grants to BDSI a non-exclusive, transferable license, to and under the Process, all Process Improvements (as defined in the PDA), all Manufacturing Improvements, LTS Technology (as defined herein and in the PDA), any Patents Controlled by LTS covering any of the foregoing, and issued patent *** (including all foreign counterparts thereof) to use, have used, offer to sell, sell, have sold, import, or have imported Products supplied by or on behalf of LTS under this Agreement. BDSI shall pay to LTS a royalty equal to *** percent (***) of Net Sales of such Product within the Territory, on a country-by-country and Product-by-Product basis, for so long as a particular Product is covered by a Valid Claim, that has not expired, of the issued patent Controlled by LTS identified as *** (or a foreign counterpart thereof) (the “LTS Patent”) in the country in which such Product is sold.

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15.2	Upon any expiration or termination of this Agreement (except termination by in accordance with Section 19.2(a) of this Agreement or termination by LTS in accordance with Section 19.3 of this Agreement), or in the case of BDSI ordering from a Back-up Supplier or otherwise exercising its Back-up Right as permitted by Section 14, LTS hereby grants to BDSI a non-exclusive, transferable license, with rights of sublicense, to and under patent *** (including all foreign counterparts thereof) to make, have made, use, have used, offer to sell, sell, have sold, import, or have imported any Product(s)). For the sake of clarity, the license granted to BDSI above shall terminate in case BSDI has terminated this Agreement in accordance with Section 19.2(a). BDSI shall pay to LTS the following royalties on Products not supplied by or on behalf of LTS under this Agreement:

(i)	*** percent (***) of Net Sales of Products sold within the Territory during calendar year ***, on a country-by-country basis, and covered by a Valid Claim, that has not expired, of the LTS Patent in the country in which such Product is sold; and

(ii)	*** percent *** of Net Sales of Products sold within the Territory on or after ***, on a country-by-country basis, and covered by a Valid Claim, that has not expired, of the LTS Patent in the country in which such Product is sold.

The Parties agree that no royalty shall be due on any Products sold by BDSI, its Affiliates, any BDSI Licensees, or any distributors of any of the foregoing prior to ***. Notwithstanding anything to the contrary, the rights granted under this Section 15.2 shall, notwithstanding the definition of “Products” set forth in Section 1.26, include any BEMA-based product that lacks fentanyl and is (i) used to demonstrate the manner in which BEMA Fentanyl Product is packaged or used or (ii) intended for use in preclinical testing and clinical studies concerning the BEMA Fentanyl Product.

15.3	So long as BDSI makes all payments as, if, and when due as set forth in Sections 15.1 and 15.2 (subject to and including a *** opportunity to cure such failure to pay following notice of such failure by LTS to BDSI), LTS does hereby covenant that neither it nor its Affiliates shall commence or maintain against BDSI, its Affiliates, or its or its Affiliates’ officers, directors, employees, agents, representatives, manufacturers, distributors, funding or other partners, licensees, sublicensees, joint venturers, collaborators or customers, any suit, whether at law or in equity, claiming, with respect to, or relating to infringement (of any kind or type), violation, or misappropriation of any intellectual property right or any other proprietary rights owned or controlled by LTS or its Affiliates or with respect to which LTS or its Affiliates has any right or interest, by or with respect to the use, manufacture, import, sale, or offering for sale of any Product in the Territory; this covenant shall be binding upon, and inure to, the benefit of BDSI, their Affiliates, successors, assigns and executors, administrators, personal representatives and heirs. This covenant shall, subject to BDSI making all payments as, if, and when due as set forth in Sections 15.1 and 15.2 (subject to and including a *** opportunity to cure such failure to pay following notice of such failure by LTS to BDSI), survive termination or expiration of this Agreement. BDSI’s right to challenge any LTS patents shall remain unaffected; however, in such an event, LTS may terminate this Agreement, including but not limited to the license and any sublicenses thereof, with immediate effect upon written notice to BDSI.

15.4

During the term of this Agreement, BDSI does hereby covenant that neither it nor its Affiliates shall commence or maintain against LTS or its officers, directors, employees, Affiliates, agents, representatives, manufacturers, distributors, funding or other partners, licensees, sublicensees, joint venturers, collaborators or customers, any suit, whether at law or in equity, claiming, with respect to, or relating to infringement (of any kind or type), violation, or misappropriation of any intellectual property right or any other proprietary rights owned or controlled by BDSI or its Affiliates or with respect to which

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BDSI or its Affiliates has any right or interest, by or with respect to LTS’ use, manufacture, or sale to BDSI of any Product supplied to BDSI under this Agreement; this covenant shall be binding upon, and inure to, the benefit of LTS, their Affiliates, successors, assigns and executors, administrators, personal representatives and heirs. LTS’ right to challenge any BDSI patents shall remain unaffected; however, in such an event, BDSI may terminate this Agreement with immediate effect upon written notice to LTS.

16.	Assignment of LTS’ Tasks.

16.1	LTS shall have the right to assign all or any portion of its rights granted under Section 15 and to delegate all or any portion of its obligations under this Agreement to any Affiliate whilst it remains so, provided that

(a)	such Affiliate is performing LTS’s obligations hereunder,

(b)	prior to the commencement of activities by an Affiliate to perform its obligations hereunder, such Affiliate shall have received all necessary validations, inspections and regulatory approvals, and

(c)	such assignment and delegation shall not relieve LTS of its obligations hereunder.

16.2	Any Affiliate with which LTS effects such assignment and delegation shall enjoy all of the rights and be subject to all of the obligations hereby imposed on LTS except that any assignment of LTS’ rights and delegation of LTS’ obligations under this Agreement shall be non-assignable and shall not contain any right to assign or delegate.

17.	Royalty Payments.

17.1	The Parties agree that, notwithstanding anything to the contrary in the PDA, (i) all past, present, and future royalty or similar payment obligations and related obligations of BDSI and its Affiliates under the PDA (including but not limited to those set forth in Article IX thereof) are hereby waived and terminated and (ii) the only royalty or similar payments due to LTS with respect to BDSI’s, its Affiliates’, or BDSI Licensees’ manufacture, use, sales, export, or import of Product are those set forth in this Agreement for all such activities occurring after the Effective Date.

17.2	Except as otherwise provided herein, all royalties and payments due under Section 15 shall be paid within *** of the end of the relevant calendar quarter during which the applicable Net Sales are received. Each royalty payment shall be accompanied by a statement stating (as applicable) the number, description, and aggregate Net Sales, by country, received during the relevant calendar quarter by BDSI and its Affiliates and Third Party sublicensees and detailing the calculation of royalties due for such calendar quarter.

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17.3	All payments due under this Agreement to LTS shall be made by check or bank wire transfer in immediately available funds to an account designated by LTS. All payments under this Section 17 shall be made in standard European currency the “euro”. With respect to each calendar quarter, whenever conversion of payments from any foreign currency shall be required to calculate the payments due hereunder, such conversion shall be made at the rate of exchange reported in The Wall Street Journal on the last business day of the applicable calendar quarter.

17.4	In each country where the local currency is blocked and cannot be removed from the country under such country’s applicable law, royalties accrued in that country shall be paid to LTS in the country in local currency by deposit in a local bank designated by LTS, unless the Parties otherwise agree.

18.	Confidential Information.

18.1	Insofar as a Party provides proprietary or Confidential Information to the other party, it will be referred to herein as the “Disclosing Party”; insofar as a party receives such proprietary information it will be referred to herein as the “Recipient”; provided that, notwithstanding anything to the contrary, BDSI shall be a Disclosing Party, and LTS a Recipient, with respect to any Confidential Information concerning the Product or any improvement thereof. A Party’s directors, officers, employees, agents and representatives shall be referred herein as the “Representatives”, and each Recipient shall be liable for any breach of this Section 18 by its Representatives as though such Representatives were Parties hereto.

18.2	The Disclosing Party agrees to provide the Recipient with, or allow the Recipient to have access to Confidential Information only upon the following terms and conditions:

“Confidential Information” means all data, information (including schematics, designs, drawings and specifications), technical information, samples and specimens relating to the Product or components of the Product (including the identity of compounds used therein or therewith), or the use, manufacturing or marketing thereof, or the Process, or related clinical or regulatory affairs, or the Disclosing Party’s businesses or financial affairs generally (including, without limitation, results of operations, discussions, agreements or arrangements with Third Parties, prices, processes, pre-clinical and clinical and other test or trial results, products, product concepts, technologies and similar or related non-public information), or those of the Disclosing Party’s Affiliates, clients, customers or other Third Parties, whether in written, graphic oral or tangible form, (a) furnished to the Recipient by or on behalf of the Disclosing Party, either directly or indirectly, and identified by the Disclosing Party as Confidential Information subject to this Agreement either in writing or orally (in the case of an oral disclosure, the Confidential Information will be identified as such in writing within *** after such oral disclosure is made), or, with respect to information concerning the Product or any improvement thereof not first disclosed by the Disclosing Party, (b) generated by the Recipient or obtained from a source other than Disclosing Party.

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To the extent the Disclosing Party proposes to disclose information not directly related to the development of the Process or the potential manufacturing of the Product, the Disclosing Party shall first propose the nature of the disclosure and the Recipient may decline such disclosure for any reason or no reason, in its sole discretion.

18.3	The obligations imposed in this Section shall not apply to:

(a)	information that is now in the public domain or subsequently enters the public domain without breach of this Agreement by the Recipient;

(b)	information that the Recipient can demonstrate from its own records to have been known by the Recipient prior to the Disclosing Party’s disclosure (or Recipient’s generation in the case of Confidential Information concerning the Product or improvements thereof) and was not previously acquired from (or generated on behalf of) the Disclosing Party; or

(c)	information disclosed to the Recipient without obligation of confidentiality by a Third Party lawfully entitled to make such disclosure without breach of any legal or contractual duty.

18.4	Any information composed of a combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the Recipient’s rightful possession unless the combination itself is published or available to the general public or is in the Recipient’s rightful possession.

18.5	The Recipient agrees to maintain in confidence all of Disclosing Party’s Confidential Information, not to disclose any of Disclosing Party’s Confidential Information to any Third Party without the express written consent of the Disclosing Party, and to only use the Disclosing Party’s Confidential Information for the purposes contemplated by this Agreement (including the exercise of any rights granted hereunder). The Recipient agrees to promptly notify the Disclosing Party in writing of any misuse or misappropriation of Disclosing Party’s Confidential Information that may come to the Recipient’s attention.

18.6

The Recipient shall take all necessary and reasonable precautions to prevent the disclosure of Disclosing Party’s Confidential Information to any unauthorized Third Parties. In this regard, the Recipient agrees to disclose Confidential Information only to those of its Representatives (or in the case of BDSI, BDSI Licensees, Aveva, or any other Back-up Supplier) who are directly concerned with the use and evaluation of such information for the purposes specified in this Agreement and who are bound by obligations of confidentiality at least as stringent as those set forth herein. Upon disclosing Confidential Information to any of its Representatives, the Disclosing Party

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shall advise them of the confidential nature of the information, and shall instruct them to take all necessary and reasonable precautions to prevent the unauthorized disclosure thereof. The Recipient shall remain liable for any breach hereof by any of its Representatives.

18.7	Notwithstanding the foregoing, Confidential Information may be disclosed to the extent required by applicable laws, regulations, or as ordered by a court or other regulatory body having competent jurisdiction provided that the Recipient

(a)	uses its Commercially Reasonable Efforts to limit the disclosure and maintain confidentiality to the extent possible and

(b)	provides prior written notice of such disclosure to the Disclosing Party.

In addition, BDSI shall have the right to disclose Confidential Information to Authorities and BDSI Licensees in order to obtain marketing authorizations or other regulatory approvals of the Process or Product under Commercially Reasonable Efforts to maintain the confidentiality of the information, provided that BDSI shall only disclose such Confidential Information to BDSI Licensees who agree to maintain the same standard of confidentiality and to owe such obligation to BDSI (provided that any breach of such requirements by any Third Party contractor of BDSI shall be deemed a breach of the corresponding obligations of BDSI hereunder). Notwithstanding the foregoing, a party may not file any patent application or other patent-related filing that will disclose the Confidential Information of the other party without such other party’s prior written consent.

18.8	Disclosing Party’s Confidential Information shall not be used by Recipient for any purpose other than the manufacturing of a Product, or the use, sale, offering for sale, or import thereof, as contemplated by this Agreement and thereto related procedures without the express written consent of Disclosing Party, to be given or withheld in the Disclosing Party’s absolute discretion.

Except as otherwise set forth in this Agreement, in no case shall BDSI be entitled to request any of LTS’ proprietary information concerning the Process or other specific manufacturing know-how unless required for regulatory filing purposes. In such event, BDSI may request such information from LTS and LTS shall either provide such information to BDSI or, to the extent permitted by applicable law, communicate such information directly to the Authorities or such Third Party without disclosing it to BDSI so long as LTS does so in a timely manner.

18.9	All Confidential Information disclosed by the Disclosing Party to the Recipient pursuant to this Agreement shall be and remain the property of the Disclosing Party and all such Confidential Information in fixed form and copies thereof shall be promptly returned or lawfully destroyed upon the Disclosing Party’s request, provided that the Recipient’s legal department or outside counsel shall be entitled to retain one set of all such information for the sole purpose of monitoring the Recipient’s obligations hereunder.

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18.10	The obligations of confidentiality and non-use under this Agreement shall apply during the term of this agreement and for a term of the longer of (i) *** after expiration or termination of this Agreement for any reason or (ii) *** following the disclosure of such Confidential Information hereunder.

Each Party will receive and maintain the other Party’s Confidential Information in strict confidence, except as otherwise permitted by this Section 18, and in accordance with all applicable laws, rules, regulations and confidentiality obligations.

19.	Termination.

19.1	Termination by Either Party for Insolvency. Either Party may terminate this Agreement prior to the expiration of the term upon the occurrence of any of the cessation of operations of the other Party or the bankruptcy, insolvency, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes or reconstruction or amalgamation).

19.2	Termination for Intellectual Property Loss.

(a)	Each Party shall be entitled to terminate this Agreement upon written notice to the other Party in the event any of BDSI’s rights to BDSI Technology (including but not limited to any related Patents, know-how, or clinical data) that are reasonably necessary for the manufacture, use, sale, or import of Products in the Territory are, pursuant to any of BDSI’s agreements with Third Parties concerning such rights, terminated, or transferred or assigned by such Third Party, in whole or in part, in a manner that, renders BDSI unable to have Products manufactured by LTS, or to permit LTS to manufacture Products, under this Agreement without breaching such agreement(s) or infringing on or conflicting with the intellectual property rights granted, assigned, or transferred by such Third Party to BDSI.

(b)	In case of a Process Infringement Claim (Section 13.3) brought against LTS, BDSI, any Affiliate of BDSI, or any licensee or sublicensee of BDSI or any Affiliate thereof, the Parties shall without undue delay, discuss possibilities to avoid such claims of alleged infringement. If the Parties cannot, despite using Commercially Reasonable Efforts agree on such options within reasonable time (reasonable time shall be such time period which would reasonably allow the prospective defendant to prepare and file its defense in a timely manner) or, if sooner, within *** upon receipt by either Party of notice of such a Process Infringement Claim, each Party shall have the right to terminate the Agreement upon written notice to the other Party with immediate effect.

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19.3	Termination for Breach. Either Party may, by written notice to the other Party, terminate this Agreement prior to its expiration upon or after the breach of any material provision of this Agreement by the other Party, if such Party has not cured such breach, if capable of being cured, within *** after written notice thereof by the non-breaching Party.

19.4	Termination for Supply Failure. In the event a Back-up Trigger occurs more than *** within any *** period, BDSI may, upon written notice to LTS, terminate this Agreement or render it permanently nonexclusive, enabling BDSI to manufacture Products or have them manufactured on its behalf. Such notice by BDSI shall describe the applicable Back-up Triggers.

19.5	Effect of Termination.

(a)	In the event of termination of this Agreement, BDSI shall have no further obligation to purchase Products from LTS, and LTS shall have no further obligation to supply Products to BDSI, provided that BDSI shall purchase any Products (other than Defective Products), and LTS shall supply to Products, remaining in LTS’ possession or control at the time of such termination at the applicable Purchase Price and, as elected by BDSI

(i)	permit LTS to complete the process of manufacture by LTS of Products in production or scheduled for production at the time of such termination and purchase resulting Products (other than Defective Products) upon completion of such manufacture at the applicable Purchase Price

(ii)	cause LTS to promptly return to BDSI at BDSI’s costs any Active Principle under LTS’ possession or control, and purchase any raw materials or work-in-process under LTS’ possession or control or have such raw materials or work-in-process destroyed at LTS’ reasonable, documented costs and expenses thereof. This includes, if so elected by BDSI, the reasonable, documented direct costs of destruction. LTS shall take such actions as necessary to fulfill and comply with any such election or request made by BDSI under the preceding sentence, including but limited to the sale and/or delivery of any of the foregoing materials.

Notwithstanding anything to the contrary in this Agreement, BDSI shall remain obligated to take delivery of and pay for, in accordance with the terms of this Agreement, and LTS shall supply to Products, any Products (other than Defective Products) necessary to fulfill any Order outstanding as of the date of such termination. Neither Party shall otherwise have any obligation to the other with respect to the supply or purchase of Product or failure to supply or purchase Product following such termination (including any obligation to pay damages for failure to supply or purchase following termination), provided that, notwithstanding the foregoing, the terms of this Agreement shall apply to any Product supplied to BDSI by LTS following termination in accordance with this Section 19.5.

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(b)	Except as otherwise provided in this Agreement, expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination (including but not limited to any obligation of BDSI to pay any amounts due or owing at the time of such cancellation, expiration, or termination). Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Sections 3.3, 4.8, 4.9, 6.1, 6.3, 6.4, 6.6, 9, 11, 12, 13, 15 (to the extent provided for in this Agreement), 17, 18, 19, 20, 21.5, 21.6, 21.7, and 22 shall survive expiration or termination of this Agreement. Further, and notwithstanding anything to the contrary, the licenses granted in Sections 15.1 and 15.2 shall, on a country-by-country basis, survive the expiration of this Agreement or any termination of this Agreement (other than termination of this Agreement pursuant to Section 19.2(a) or by LTS pursuant to Section 19.3).

19.6	LTS shall be entitled to terminate this Agreement upon written notice to BDSI in the event any of BDSI’s rights to BDSI Technology (including, but not limited to, any related Patents, know-how, or clinical data) that are reasonably necessary for the manufacture, use, sale, or import of Products in the Territory are no longer available to BDSI and LTS is, therefore, unable to have Products manufactured by LTS, or to permit LTS to manufacture Products, under this Agreement without breaching such agreements BDSI might have or infringing on or conflicting with the intellectual property rights previously granted, assigned, or transferred by such Third Party to BDSI.

20.	Indemnification.

20.1	Indemnification by BDSI. BDSI shall indemnify, defend, and hold LTS, its managing directors, directors, officers, employees, Affiliates and agents harmless from and against all damages, losses or expenses, including reasonable attorney’s fees and expenses, (“Losses”) incurred, assessed or sustained by LTS, arising out of a Third Party claim with respect to or arising out of an injury, claim or damage resulting from or caused by:

(a)	use of the Product;

(b)	any breach by BDSI of its acknowledgements, representations, warranties, covenants or agreements hereunder;

(c)	an inherent defect in the Product design, elements of the Process BDSI requires LTS to implement that are provided solely as presented by BDSI (without LTS development input), or Product Specifications and/or Packaging Specifications provided by BDSI,

(d)	any negligence or willful misconduct of BDSI.

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(e)	any indemnification obligation of LTS under Section 20.3(a) or (b) to the extent exceeding the scope and extent of LTS’ insurance as set forth in Section 20.4.

20.2	BDSI’s Insurance Coverage. BDSI shall obtain and use its Commercially Reasonable Efforts to maintain during the term of this Agreement liability insurance (including but not limited to product liability insurance) as annexed hereto (Exhibit H).

20.3	Indemnification by LTS. LTS shall indemnify, defend, and hold BDSI, its directors, officers, employees, Affiliates and agents harmless from and against all Losses incurred, assessed or sustained by BDSI arising out of a Third Party claim with respect to or arising out of an injury, claim or damage resulting from or caused by:

(a)	the Product not having been manufactured according to the Product Specifications, Packaging Specifications, or GMP, or due to any negligence or willful misconduct of LTS, or

(b)	the breach by LTS of any of its acknowledgements, representations, warranties, covenants or agreements hereunder,

provided that LTS’ indemnification hereunder with respect to all matters other than willful misconduct shall be subject to the scope and extent of its liability insurance as set forth in Section 20.4.

20.4	LTS’ Product Liability Insurance Coverage. LTS shall obtain and use its Commercially Reasonable Efforts to maintain during the term of this Agreement liability insurance (including but not limited to product liability insurance) as annexed hereto (Exhibit I). Any indemnification obligation owed by LTS shall be limited to the scope and amount of insurance set forth on Exhibit I.

20.5	Procedures and Requirements of Indemnification.

(a)	In no event will an Indemnifying Party have an indemnification obligation hereunder in the event and to the extent that such Losses arose as a result of any Indemnified Party’s intentional misconduct of this Agreement or other matter subject to indemnification by the Indemnified Party under this Agreement.

The Party seeking indemnification under this Section 20 (the “Indemnified Party”) shall give written notice to the Party providing such indemnification (the “Indemnifying Party”) of the assertion of any claim, or commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Agreement promptly after receipt of notice from a Third Party of the assertion of such claim or the commencement of such suit, action or proceeding.

(b)	The Indemnified Party shall tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit, provided that (a) neither Party shall,

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as the Indemnifying Party, enter into any settlement or voluntary disposition of any matter subject to indemnification hereunder in any manner which would materially and adversely affect any intellectual property rights of the Indemnified Party without the Indemnified Party’s prior written consent and (b) LTS shall not enter into any settlement or voluntary disposition of any matter subject to indemnification hereunder that would materially and adversely affect the Product (or the manufacture, sale, or use thereof) without BDSI’s prior written consent. The Indemnified Party will be entitled at its own expense to participate in the defence with its own counsel of any such claim, suit, action or proceeding, and shall provide reasonable cooperation to the Indemnifying Party (and its insurer), as reasonably requested, at Indemnifying Party’s cost and expense.

(c)	The Indemnifying Party shall not be liable for any compromise or settlement of any such claim, suit, action or proceeding effected without its consent, which consent shall not be unreasonably withheld.

(d)	The Parties agree to cooperate to the fullest extent possible in connection with any third-party claim, suit, action or proceeding for which indemnification is or may be sought under this Agreement.

(e)	In the event the Indemnifying Party makes any payment pursuant to its indemnification obligations under this Agreement, it shall be subrogated to all rights of the Indemnified Party to pursue any claim to receive payment or other consideration from any other Third Party which may be liable with respect to such claim, suit, action or proceeding for which indemnification was provided.

(f)	The Indemnified Party shall execute and deliver such instruments and agreements and take such other action as may be required to subrogate the Indemnifying Party to such Indemnified Party’s rights to receive such payment or consideration.

20.6	No Indirect, Punitive or Exemplary Damages. Under no circumstances shall either party be liable for indirect, special or consequential damages, lost profits and/or punitive damages unless covered by an insurance policy or caused by such Party’s intentional misconduct, willful default, or material breach of the confidentiality provisions of this Agreement, provided however that this shall not limit the Parties obligation to indemnify the other Party with respect to Third Party’s claims.

21.	Representations and Warranties; BDSI Guarantee.

21.1	Corporate Power. As of the Effective Date, each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out the provisions hereof.

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21.2	Due Authorization. As of the Effective Date, each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

21.3	Binding Obligation. As of the Effective Date, each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought. As of the Effective Date, the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or regulatory agency having authority over it.

21.4	Legal Proceedings. Except as set forth on Schedule 21.4 or with respect to any similar litigation based on the intellectual property rights referenced in Schedule 21.4 or any foreign equivalents thereof (the “Existing Claims”), or to the extent any Existing Claims or related circumstances could cause any of the circumstances described below (or otherwise cause to BDSI to violate the representation and warranty set forth below), as of the Effective Date, each Party hereby represents and warrants to the other Party that there is no action, suit or proceeding pending against or affecting, or, to the knowledge of either Party or, in the case of BDSI, also the BDSI Parent, threatened against or affecting that Party, or any of its assets, before any court or arbitrator or any governmental or regulatory body, agency or official that would, if decided against either Party, have a material adverse impact on the business, properties, assets, liabilities or financial condition of that Party (that are not already reflected in that Party’s respective financial statements as filed with the Securities and Exchange Commission (or foreign equivalent thereof) or otherwise made public or provided to the other Party) and which would reasonably be anticipated to have a material adverse effect on that Party’s ability to consummate the transactions contemplated by this Agreement.

21.5	LTS Warranties.

(a)	LTS represents and warrants to BDSI that all Product supplied hereunder shall have been manufactured in accordance with the Product Specifications, Packaging Specifications, GMP, and all applicable regulatory or legal requirements

The warranty provided in this subsection (a) does not apply to any non-conformity of any Product resulting from:

(A)	alteration, misuse, negligence, mishandling or storage in an improper environment in each case by any Party other than LTS or its Affiliates, contractors, employees, or other agents or representatives, or

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(B)	use, handling, storage or maintenance, by any Party other than LTS or its Affiliates, contractors, employees, or other agents or representatives, other than in accordance with the Product Specifications, or

(C)	use, handling, storage or maintenance of the Product by BDSI, the BDSI Licensee or any Third Party, subsequent to BDSI (or its designee) taking delivery of the Product from LTS, that is not in accordance with applicable regulatory approvals for the Product and the applicable laws and regulations relating to the handling, distribution or use of the Product.

(b)	LTS represents and warrants to BDSI that to the best of LTS’ knowledge as of the Effective Date:

(i)	LTS may manufacture the Product for BDSI, without the need to obtain consents or approvals from any Third Party,

(ii)	to LTS’ knowledge as of the Effective Date, no claim of infringement by the LTS Technology has been made by any Third Party, and

(iii)	all employees of LTS are by law required to assign any inventions to LTS and LTS will only engage such contractors, which agree to be under the same obligation.

21.6	BDSI Warranties. BDSI represents and warrants to LTS that:

(a)	BDSI acknowledges that the Product Specifications are determined by the results and the quality of the development and manufacturing carried out solely by or on behalf of BDSI and are being provided to LTS under the terms of this Agreement, and LTS shall be entitled to disclaim any responsibility with regard to any defect in the Product Specifications (except in respect of any part of the Product Specifications based on the explicit written contribution, proposal, or request of LTS),

(b)	to BDSI’s knowledge as of the Effective Date, taking into account the rights and licenses granted to BDSI under this Agreement, and except with respect to any intellectual property rights that may be the subject of any Existing Claims (including any foreign equivalents thereof), BDSI owns, controls, or has licensed all intellectual property rights necessary for the manufacture, marketing, distribution and sale of the Product in the Territory, subject to the rights of any of BDSI’s licensees with respect to such rights, and, therefore,

(c)	to BDSI’s knowledge as of the Effective Date, and except with respect to the Existing Claims or any intellectual property rights that may be the subject of any Existing Claims (including any foreign equivalents thereof), the BDSI Technology

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(i)	includes all rights and licenses necessary for LTS to manufacture the Product in the Territory, and

(ii)	does not infringe the proprietary rights of any Third Party in the Territory;

(d)	BDSI has the right, under any intellectual property owned, licensed, or otherwise controlled by BDSI, to have LTS manufacture Product in the Territory on BDSI’s behalf as contemplated by this Agreement without the need to obtain consents or approvals from any Third Party with respect to such intellectual property;

(e)	to BDSI’s knowledge as of the Effective Date, and except with respect to the Existing Claims, no claim of infringement in the Territory by the BDSI Technology has been made by any Third Party and there are no potential claims of patent infringement that may reasonably be so made with respect to the manufacture, use, sale, or import of Product in the Territory.

(f)	BDSI has full and exclusive rights to any inventions made by its employees under this Agreement and all contractors of BDSI are obliged to so assign such rights pursuant to their relationship with BDSI.

(g)	BDSI, its Affiliates, BDSI Licensees, their affiliates, or any sublicensees of any of the foregoing shall be responsible for the registration of the Product with the proper health, customs and other Authorities as applicable.

21.7	Limitation on Warranties. EXCEPT TO THE EXTENT EXPLICITLY PROVIDED HEREIN, NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY ONE PARTY TO THE OTHER PARTY THAT THE INTELLECTUAL PROPERTY RIGHTS OF EITHER PARTY ARE NOT INFRINGED BY ANY THIRD PARTY, OR THAT THE MANUFACTURE, USE, OR SALE OF PRODUCTS DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. OTHER THAN AS SET FORTH ABOVE, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY IN RESPECT OF ANY PRODUCT.

21.8

BDSI Guarantee. For any period of time following the Effective Date during which BDSI is an Affiliate of BioDelivery Sciences International, Inc. a Delaware corporation (“BDSI Parent”), BDSI Parent hereby fully and unconditionally guarantees to LTS BDSI’s compliance with, and performance of BDSI’s obligations under, this Agreement. With the exception of the rights expressly granted to LTS in this Section 21.8, nothing expressed or implied from this Section 21.8 is intended to or shall be construed to give to any person or entity other than LTS any legal or equitable rights, remedy or claim under or in respect of this Section 21.8, and this Section 21.8 is intended to be and is for the sole and exclusive benefit of LTS. No person or entity, other than LTS, is an intended

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beneficiary of this Section 21.8 in any respect whatsoever. For clarity, the foregoing shall not be interpreted as limiting the ability of any successor or permitted assign of LTS to exercise LTS’ rights pursuant to this Section 21.8.

22.	Miscellaneous.

22.1	Assignment. This Agreement shall not be assignable by either party hereto, in whole or in part, in fact or by operation of law, without the prior written consent of the other, except that either party may assign this Agreement in whole or in part to one or more of its Affiliates (but only for as long as it remains so) and which may now or hereafter be organized, provided that the assigning party shall remain fully liable under this Agreement for its own performance and the performance of its assignees. Notwithstanding the foregoing, BDSI may assign this Agreement without such consent to

(a)	any person or entity to which BDSI transfers all or substantially all of its assets or business related to the Product, or with which BDSI is consolidated or merged, or

(b)	any Affiliate of BDSI or other person or entity that owns a majority of the voting stock of BDSI,

provided that, notwithstanding the preceding clause (a) of this Section 22.1, any assignment or transfer of this Agreement by BDSI during the term of this Agreement to any third party that is engaged, as a principal and substantial portion of its business, in the commercial manufacture of thin film-based pharmaceutical products for third party pharmaceutical companies (and not for sale of finished pharmaceutical products to the retail or wholesale pharmaceutical market for its own benefit) shall require the prior written consent of LTS, such consent not to be unreasonably withheld.

22.2	Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, epidemic, disease, terrorism, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, failure of public utilities, common carriers or suppliers, acts of God or acts, omissions or delays in acting by any statute, ordinance or governmental or regulatory authority or the other Party, or for any other reason which is completely beyond the reasonable control of the Party (collectively a “Force Majeure”); provided that the Party whose performance is delayed or prevented shall continue to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.

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The parties shall use their Commercially Reasonable Efforts to promptly avoid or remove any such cause and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either party to settle any dispute with any Third Party, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expenses; provided, further that if such cause continues for more than ***, either party may terminate this Agreement by written notice to the other Party without any further remedies.

22.3	Governing Law; Dispute Resolution.

(a)	Any controversy or claims arising out of or relating to either Party’s performance under this Agreement, the Parties’ inability to agree on any provision to be agreed upon or the interpretation or effectiveness of this Agreement shall upon the written request of either Party be referred to the Project Manager at LTS and the Vice President for Product Development of BDSI for resolution. The LTS Project Manager and the Vice President for Product Development of BDSI shall promptly meet, in person or by telephone, and in good faith attempt to resolve the controversy, claims or issues referred to them. If no resolution has been achieved within *** of such request, the chief executive officers of BDSI and LTS or their designees shall discuss the matter in good faith and use commercially reasonable efforts to resolve the dispute. If such chief executive officers or their designees cannot resolve the matter within *** of such request, either Party shall be free to commence proceedings to resolve the dispute in accordance with the following arbitration procedure. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by one or more referees or arbitrators appointed in accordance with said Rules of Arbitration. Any Party to this Agreement shall also have the right to have recourse to, and shall be bound by, the Pre-Arbitral Referee Procedure of the ICC in accordance with its Rules for a Pre-Arbitral Referee Procedure, including without limitation any order of a single referee for preliminary injunction. Any arbitration pursuant to this Section 3 shall be conducted in the English language and shall be held in Toronto (Ontario, Canada). The decisions of the referee or arbitrator(s) shall be rendered to the Parties in writing, and shall be final and binding. The costs and expenses of the referee or arbitrator(s) shall be borne equally by the Parties, but each Party shall bear its own expenses incurred in the proceedings. The referee or arbitrator(s) shall have no authority to award punitive damages.

(b)	This Agreement shall be governed by and construed in accordance with the laws of Switzerland (Canton Zurich) regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In no event shall choice of law analysis lead to the application of any laws other than the laws of Switzerland.

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(c)	IN THE EVENT THAT ANY DISPUTE OR CLAIM OF ANY SORT ARISING OUT OF THIS AGREEMENT SHOULD BE COMMENCED BY EITHER PARTY, EACH OF THE PARTIES WAIVES IRREVOCABLY ANY RIGHT THAT SUCH PARTY MAY HAVE TO DEMAND OR REQUEST A TRIAL BY JURY.

(d)	Notwithstanding anything to the contrary, either Party may seek injunctive, equitable, or similar relief from a court of competent jurisdiction as necessary to enforce its rights, under this Agreement or otherwise, without the requirement of arbitration.

22.4	Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement. The rights and remedies provided shall be cumulative and not exclusive of any rights or remedies provided by law.

22.5	Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Any provision of this Agreement held invalid or unenforceable in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

22.6	Notices. All payments, notices, reports, statements and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given

a.	on the date of delivery, if delivered personally, by e-mail or by facsimile machine, receipt confirmed,

b.	on the following business day, if delivered by a nationally recognized overnight courier service, with receipt acknowledgement requested, or

c.	three business days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the Party to whom it is directed at the following address (or at such other address as any Party hereto shall hereafter specify by notice in writing to the other Parties hereto):

If to BDSI:	Arius Pharmaceuticals, Inc.
801 Corporate Center Drive, Suite 210
Raleigh, North Carolina 27607 USA
Attn: Chief Executive Officer
Telephone: (+1) + 919 582 9050
Facsimile: (+1) + 919 582 9051

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If to LTS:	LTS LOHMANN Therapie-Systeme AG
General Counsel
Postfach 15 25
56605 Andernach
Germany Telephone: (+49) + 26 32 99- 2230 Facsimile: (+49) + 26 32 99-25 30

22.7	Independent Contractors. It is expressly agreed that LTS and BDSI shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither LTS nor BDSI shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

22.8	Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice versa.

22.9	Publicity. BDSI and LTS shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however,

(a)	that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Securities and Exchange Commission of the US, the Nasdaq or any other stock exchange and

(b)	if it has used reasonable efforts to consult with the other Party prior thereto, such consent shall be deemed to have been given if the recipient of the press release or public statement fails to respond to the other Party within *** after the recipient’s receipt of such press release or public statement. No such consent of the other Party shall be required to release information which has previously been made public.

22.10

Entire Agreement; Amendment. This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties,

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representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. To the extent there is any conflict or inconsistency between this Agreement and the PDA, the terms of this Agreement shall, notwithstanding anything to the contrary in the PDA, supersede those of the PDA.

22.11	PDA-Related Provisions. The Parties hereby agree that, upon execution of this Agreement by the Parties, and notwithstanding anything to the contrary in the PDA, the requirements of Section 6.1 of the PDA (Commercialization of Results/ Exclusivity) shall have been satisfied.

22.12	Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles or Sections hereof.

22.13	Invalidity. If any provision of this Agreement or the application thereof is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions of this Agreement which can be given effect without the invalid and unenforceable provision or application, and to this end, the provisions of this Agreement shall be severally. The parties shall co-operate in good faith in amending this Agreement in such an event in order to replace any provision hereof so held invalid or unenforceable with a valid provision which is as similar as possible in substance to the invalid or unenforceable provision, and to overcome any difficulties thereby occasioned and thus restore the economic balance of this Agreement.

22.14	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted via facsimile and such signatures shall be deemed to be originals.

[Signature page to follow.]

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IN WITNESS WHEREOF, LTS, BDSI, and, solely for purposes of Section 21.8, BDSI Parent have executed this Manufacturing, Supply, and License Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year first above written.

ARIUS PHARMACEUTICALS, INC.		LTS LOHMANN THERAPIE SYSTEME AG

By:	/s/ Mark A. Sirgo	By:	/s/ K. Haczkienic
Name:	Mark A. Sirgo	Name:	K. Haczkienic
Title:	President and CEO	Title:	Head of Board of Directors

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

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Exhibit A – Active Principle Specifications

***

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Exhibit B – European Countries

***

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Exhibit C – Packaging Specifications

***

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Exhibit D – Purchase Price

***

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Exhibit E – Product Specifications

***

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Exhibit F – Batch Sizes

***

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Exhibit G – Launch Stocks, Commercial Orders

***

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Exhibit H – BDSI Insurance Requirements

***

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Exhibit I – LTS Insurance Requirement

***

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Schedule 21.4

Existing Claims

On November 2, 2010, MonoSol Rx, LLC (“MonoSol”) filed an action against BDSI Parent and its ONSOLIS® film (a BEMA-based product incorporating fentanyl) commercial partners in the Federal District Court of New Jersey (“DNJ”) for alleged patent infringement. The litigation is captioned MonoSol RX, LLC v. Biodelivery Sciences International, Inc., Meda Pharmaceuticals Inc. and Aveva Drug Delivery Systems, Inc., U.S.D.C. D. N.J., Civil No. 10-cv-5695 (the “Litigation”). BDSI Parent was formally served in this matter on January 19, 2011. MonoSol claims that its manufacturing process for ONSOLIS® film, which has never been disclosed publicly and which BDSI, BDSI Parent, and our partners maintain as a trade secret, infringes its patent (United States Patent No. 7,824,588). MonoSol’s complaint includes a claim of false marking. Of note, the BEMA technology itself is not at issue in the case, but rather only the manner in which ONSOLIS , which incorporates the BEMA technology, is manufactured. MonoSol seeks unspecified damages, attorney’s fees and an injunction preventing future infringement of MonoSol’s patents.

BDSI Parent strongly refutes as without merit MonoSol’s assertion of patent infringement, which relates to BDSI Parent’s and BDSI’s confidential, proprietary manufacturing process for ONSOLIS® film. On February 23, 2011, BDSI Parent filed its initial answer in this case. In such answer, BDSI Parent stated its position that BDSI Parent’s and BDSI’s products, methods and/or components do not infringe MonoSol’s patent because they do not meet the limitations of any valid claim of MonoSol’s patent. Moreover, in BDSI Parent’s answer, BDSI Parent stated its position that MonoSol’s patent, which is the subject of the case, is actually invalid and unenforceable for failure to comply with one or more of the requirements of applicable U.S. patent law. For these and other reasons, BDSI Parent intends to defend this case vigorously, and anticipates that MonoSol’s claims will be rejected.

BDSI Parent has engaged in voluntary and court mandated settlement discussions with MonoSol, but to date has been unable to reach any settlement with them. These discussions are part of the normal course of such an action but do not alter BDSI Parent’s or BDSI’s view of non-infringement and invalidity of the subject patents.

During the third quarter ending September 30, 2011, a case management conference was held on July 13, 2011 and a mandatory settlement conference before the magistrate judge was held on September 8, 2011.

On September 12, 2011, BDSI Parent filed a request for inter partes re examination in the United States Patent and Trademark Office (“USPTO”) of MonoSol’s US patent No 7,824,588 demonstrating that all claims of the patent were anticipated by or obvious in the light of prior art references, including several prior art references not previously considered by the USPTO. On September 16, 2011, BDSI Parent filed in court a motion for stay pending the outcome of the reexamination proceedings.

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On September 26, 2011, MonoSol filed a second amended complaint, which added two additional patents not previously asserted — US Patent No. 7,357,891 (the “891 patent”), and US Patent No. 7,425,292 (the “292 patent”), both directed to methods of making film products — and on October 4, 2011 MonoSol filed an opposition to the motion for stay. BDSI Parent filed an answer to the second amended complaint denying infringement and asserting challenges to the validity of the two newly-asserted patents. The court conducted a status conference on October 25, 2011, at which it denied the motion to stay without prejudice, set November 18, 2011 as the date for MonoSol to file supplemental initial disclosures and its infringement contentions pursuant to the DNJ Local Patent Rules, and the first week in January as the date for defendants to serve their non infringement and invalidity contentions. The court stated that it would conduct a status conference immediately thereafter and invited defendants to renew their motion to stay based on developments in the USPTO and otherwise. On November 18, 2011, MonoSol served its contentions asserting infringement of selected claims from the three asserted patents. Defendants served their non-infringement contentions and invalidity contentions with respect to all three asserted patents on January 3, 2012. Notably, on November 10, 2011, the United States Patent & Trademark Office (“USPTO”) granted BDSI Parent’s Request for Inter Partes Reexamination of MonoSol’s asserted United States Patent No. 7,824,588, effectively placing this patent into reexamination before the USPTO. On the same day, the USPTO issued an Office action rejecting all 191 claims over prior art.

BDSI Parent filed a Request for Ex Parte Reexamination of MonoSol’s asserted United States Patent No. 7,425,292 on January 20, 2012, and a Request for Ex Parte Reexamination of MonoSol’s asserted United States Patent No. 7, 357,891 on January 20, 2012. On February 13, 2012, the USPTO granted BDSI Parent’s Request for Ex Parte Reexamination of the ‘292 patent. On the same day, the USPTO issued an office action rejecting all 22 claims of the ‘292 patent. On March 1, 2012, the USPTO granted BDSI Parent’s Request for Ex Parte Reexamination of the ‘891 patent. On the same day, the USPTO issued an office action rejecting all 9 claims of the ‘891 patent.

BDSI Parent and the other defendants had renewed their motion for stay of court proceedings, and on March 7, 2012, the court entered an order staying the court case pending the outcome of the proceedings on the reexaminations in the USPTO.

As expected, in the ‘891 Patent and ‘292 Patent Ex Parte Reexamination proceedings, MonoSol amended the claims several times and made multiple declarations and arguments in an attempt to overcome the rejections made by the US Patent Office. These amendments, declarations and other statements regarding the claim language significantly narrowed the scope of their patents. In the case of the ‘891 Patent, not one of the original claims survived reexamination and five separate amendments were filed. Additionally, arguments and admissions made by MonoSol prevent it from seeking a broader construction during any subsequent litigation by employing arguments or taking positions that contradict those made during prosecution. Our original assertion that our products and technologies do not infringe on MonoSol’s original patents are only strengthened by the significant narrowing of the claims in

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both patents. A Reexamination Certificate for the ‘292 Patent in its amended form was issued on July 3, 2012. A Reexamination Certificate for the ‘891 Patent in its amended form was mailed August 21, 2012. In the ‘588 Patent, the USPTO on July 20, 2012 issued a second Office action closing prosecution. The Action rejects all claims as anticipated or obvious for a second time. It also rejects the amended claims proposed by MonoSol as unclear and lacking support.

It is BDSI Parent’s and BDSI’s position that they will continue to defend this case vigorously, and they anticipate that MonoSol’s court claims will ultimately be rejected. All claims of MonoSol’s three asserted patents currently stand rejected or significantly narrowed by the USPTO.